UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2007

 Intelli-Check, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

246 Crossways Park West, Woodbury, NY	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-992-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, Todd Liebman resigned from his position as the Interim Chief Executive Officer of Intelli-Check, Inc. (“Intelli-Check”). Jeffrey Levy, who was appointed Interim Chairman and Interim Chief Executive Officer after the passing of Frank Mandelbaum, will remain the Interim Chairman of Intelli-Check and was re-appointed Interim Chief Executive Officer effective August 8, 2007.

Mr. Levy, 66, has been a director of Intelli-Check since December 1999 and has served as Interim Chairman since June 7, 2007. Mr. Levy also briefly served as Interim Chief Executive Officer earlier this year.  He has been, since January 1997, President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage. Prior to 1997, Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies and before that as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc.  Mr. Levy has had a distinguished career as a fighter pilot in the United States Air Force from which he retired as a colonel in 1988.  He also serves as President and CEO of Virginia College Parents, Inc. and is a board member or appointee in several other non-profit organizations and commissions including Mothers Against Drunk Driving, the International Institute on Alcohol Awareness, the Washington Regional Alcohol Program, Security on Campus, Inc., Virginia Attorney General's Task Force on Drinking by College Students and Virginia Crime Commission Task Force on Campus Security. Mr. Levy holds a BS degree in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

Mr. Levy’s compensation for services to Intelli-Check in his capacity as Interim Chief Executive Officer will be the same as his compensation as Interim Chairman of the Board. Mr. Levy will receive $14,167 per month during the period that he serves as Interim Chairman and received an option for 25,000 shares of common stock exercisable at $6.30 per share (the closing price of the common stock on the date of grant) which vest ratably over a twelve month period.

Mr. Levy has no family relationships with any Intelli-Check directors or executive officers.

On August 8, 2007, Ashok Rao resigned from his position as a member of Intelli-Check’s Board of Directors. Mr. Rao was the Chairman of the Audit Committee prior to his resignation. Mr. Rao resigned from the Board of Directors because he disagreed “with the Board’s decision to terminate Todd Liebman as interim chief executive officer, as well as the manner in which the decision was implemented.” In addition, Mr. Rao “disagreed with the block voting of some the board members that included, among other actions, the granting of a total package of approximately $250k per year to the interim Chairman.” A copy of Mr. Rao’s letter to Intelli-Check is attached to this 8-K as Exhibit 17.1. In addition, Intelli-Check will provide a copy of this Current Report on Form 8-K to Mr. Rao and ask him to provide Intelli-Check with a letter stating whether he agrees or disagrees with the disclosures made in this Current Report on Form 8-K. Intelli-Check will file a copy of any letter received from Mr. Rao relating to his agreement or disagreement with the disclosures contained in this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2007, Intelli-Check’s Board of Directors amended Intelli-Check’s By-laws, effective immediately, as follows:

(a)	Section 5.01 of the By-laws was amended to permit the Board of Directors to allow shares of Intelli-Check’s securities to be held in non-certificated or book entry form.

(b)	Section 5.03(a) was amended to require that a certificate be submitted on transfer of securities only if the securities were previously certificated.

A copy of Intell-Check’s amended and restated By-laws have been filed with this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibits:

Exhibit	Description
3.1	Amended and Restated By-laws of Intelli-Check
17.1	Resignation Letter from Ashok Rao
99.1	Press Release dated August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLI-CHECK, INC.

Dated: August 13, 2007	By:	/s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Vice President Finance & CFO

Exhibit Index

Exhibit	Description
3.1	Amended and Restated By-laws of Intelli-Check
17.1	Resignation Letter from Ashok Rao
99.1	Press Release dated August 8, 2007